UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 30, 2015

VAPIR ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	27-1517938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2365 Paragon Dr., Suite B

San Jose, California 95131

(Address of principal executive offices)

(800) 841-1022

(Registrant’s telephone number, including area code)

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Adam Kotkin

On June 30, 2015, Adam Kotkin resigned from his position as a member of the Board of Directors of Vapir Enterprises, Inc. (the “Company”). Mr. Kotkin did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

On July 2, 2015, the Board of Directors of the Company accepted the resignation of Mr. Kotkin and contemporaneously appointed Robert Duncan as a member of the Board.

Mr. Duncan has over 25 years executive engineering and operations experience providing expertise in engineering product development, engineering process, NPI, and offshore development.  His previous positions include VP of Operations for a desktop virtualization company, CTO and VP of Engineering for an alternative energy/hydrogen fuel cell company, VP of Engineering at a server based computing company, and Executive VP of the commercial Business unit at a global contract manufacturer;

Mr. Duncan has been responsible for establishing engineering organizations at startups and running organizations inside established Fortune 500 companies. He is an experienced system architect having run global software and hardware design teams for the development of consumer, medical, and military products. Products developed include computer systems, hydrogen fuel cells, medical scanners, and embedded architecture applications. He holds several patents and received a B.S. in Physics from San Jose State University.

Director Agreements

The Company has not entered into a Director Agreement with Mr. Duncan at this time but hopes to finalize one in the future.

Family Relationships

No family relationship has ever existed between Mr. Duncan and any director, executive officer of the Company or any person contemplated to become such.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 7, 2015, the Company issued a press release entitled “Vapir Appoints Experienced Engineering Executive to Board.” A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Vapir Appoints Experienced Engineering Executive to Board

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2015

VAPIR ENTERPRISES, INC.

By:	/s/ Hamid Emarlou
Hamid Emarlou Chief Executive Officer